CUSIP No. 89620X506	SCHEDULE 13G

EXHIBIT B

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other persons signatory below of a statement on Schedule 13G or any amendments thereto, with respect to the Common Stock of Trillium Therapeutics Inc. and that this Agreement be included as an attachment to such filing.

This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement on the 11th day of February, 2016.

Merlin Biomed Private Equity Advisors, LLC

By:	/s/ Dominique Sémon
	Name:	Dominique Sémon
	Title:	Managing Member

Merlin Nexus IV, L.P.

By:	Merlin Nexus IV, LLC, General Partner

By:	/s/ Dominique Sémon
	Name:	Dominique Sémon
	Title:	Managing Member

Dominique Sémon

By:	/s/ Dominique Sémon
	Name:	Dominique Sémon